UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

(441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Termination of Asset-Backed Securitization Facility

On October 20, 2017 and in connection with the closing disclosed under Item 8.01 to this Current Report on Form 8-K, Sterling Jewelers Receivables Master Note Trust (the “Issuer”), a Delaware statutory trust and an indirect subsidiary of Signet Jewelers Limited (“Signet”), Sterling Jewelers Inc. (“Sterling”), a Delaware corporation and a wholly-owned subsidiary of Signet, Sterling Jewelers Receivables Corp., a Delaware corporation and a wholly-owned subsidiary of Signet, Deutsche Bank Trust Company Americas, JPMorgan Chase Bank, N.A., Chariot Funding LLC, Jupiter Securitization Company LLC and the noteholders related thereto entered into a Termination Agreement of its previously disclosed asset-backed securitization facility (the “Termination Agreement”).

Pursuant to the Termination Agreement, the parties effected (i) the termination of all of the Class A Notes and the Class B Notes in accordance with the terms and conditions set forth in the Termination Agreement, (ii) the termination of each of the Note Purchase Agreement and the Indenture Supplement (as defined in the Termination Agreement), and (iii) the transfer of certain receivables and all other assets of the Issuer to Sterling, for a payoff amount of approximately $600.8 million which was paid from the $960 million in proceeds from the credit portfolio sale described in Item 8.01, below.

The foregoing summary of the Termination Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination Agreement, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events

On October 23, 2017, Signet announced it had completed the first phase of its credit portfolio strategic outsourcing. The first phase of the strategic outsourcing includes the sale of its prime-only credit quality accounts receivable to Alliance Data Systems Corporation for par value of $960 million at the time of closing, outsourcing of the credit servicing function of its existing and future non-prime accounts receivable to Genesis Financial Solutions, and implementation of its lease-purchase program in partnership with Progressive Leasing.

Signet issued a press release relating to the closing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1*
Termination Agreement, dated October 20, 2017, among Sterling Jewelers Receivables Master Note Trust, Sterling Jewelers Inc., Sterling Jewelers Receivables Corp., Deutsche Bank Trust Company Americas, JPMorgan Chase Bank, N.A., Chariot Funding LLC, Jupiter Securitization Company LLC and the noteholders related thereto

99.1*	Press Release, dated October 23, 2017

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED
Date: October 23, 2017

	By:	/s/ Lynn Dennison
	Name:	Lynn Dennison
	Title:	Chief Legal, Risk & Corporate Affairs Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*
Termination Agreement, dated October 20, 2017, among Sterling Jewelers Receivables Master Note Trust, Sterling Jewelers Inc., Sterling Jewelers Receivables Corp., Deutsche Bank Trust Company Americas, JPMorgan Chase Bank, N.A., Chariot Funding LLC, Jupiter Securitization Company LLC and the noteholders related thereto

99.1*	Press Release, dated October 23, 2017

*Filed herewith